Exhibit (i)(2)

                               CONSENT OF COUNSEL


                  We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 35 to the Registration Statement on Form N-1A of The GAMCO Westwood Funds as filed with the Securities and Exchange Commission on or about January 21, 2009.


/s/ Paul, Hastings, Janofsky & Walker LLP

PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
January 21, 2009